Exhibit 10.8

HPSC, INC.

LIMITED RECOURSE NOTE AND SECURITY AGREEMENT

Principal amount $870,732.12	Date: October 28, 2003

FOR VALUE RECEIVED, the undersigned, HPSC, Inc. (“HPSC”), hereby promises to pay to the order of DOLLIE A. COLE (the “Payee”), the sum of EIGHT HUNDRED SEVENTY THOUSAND SEVEN HUNDRED THIRTY TWO DOLLARS AND TWELVE CENTS ($870,732.12).  This Limited Recourse Note and Security Agreement (“this Note”) shall be payable upon the terms and conditions and entitled to the security and benefits, all as set forth in the HPSC Gloucester Funding 2003-1 LLC I and HPSC Gloucester Funding 2003-1 LLC II 13.947% Asset Backed Note, Series 2003-1, Class F (the “Class F Note”) issued pursuant to an Indenture, dated as of March 31, 2003, by and among HPSC Gloucester Funding 2003-1 LLC I and HPSC Gloucester Funding 2003-1 LLC II, as Issuers, HPSC, Inc., as Servicer and Originator and BNY Midwest Trust Company, as Indenture Trustee (the “Indenture”).  An interest in the Class F Note, equal to $965,000, was transferred to, and paid for in full by, HPSC (the “HPSC Interest in the Class F Note”).  Such transfer was made through the book-entry facilities of DTC as required by the Class F Note.  The HPSC Interest in the Class F Note is held in book entry form in the name of HPSC in the Oppenheimer Account, as described below.  The remaining principal balance of such interest is $868,032.80.  The Form of Class F Note is attached hereto as Exhibit A.

Contemporaneously with the execution of this Note, funds in the amount of $870,732.12 have been wired to HPSC by Payee.

This Note shall be payable solely from the proceeds of the HPSC Interest in the Class F Note.  The Payee shall have no recourse to any assets of HPSC with respect to any amounts due on this Note except for the Collateral described below and HPSC shall have no obligations under this Note, except to the extent of such Collateral.

This Note is a secured note with the Payee having all the benefits and rights of a secured creditor under applicable law.  As security for the payment and performance of the obligations under this Note, HPSC hereby grants the Payee a security interest in and lien on all of HPSC’s right, title and interest in and to in the following described property now owned by HPSC (hereinafter called the “Collateral”):

•                  All HPSC’s right, title and interest in that certain HPSC Gloucester Funding 2003-1 LLC I and HPSC Gloucester Funding 2003-1 LLC II 13.947% Asset Backed Note, Series 2003-1, Class F Note, dated as of March 31, 2003, Cusip No. 40429DAG5, said interest having been transferred to HPSC, Inc. and held in book-entry form through DTC in the Oppenheimer Account as defined below; and

•                  HPSC Account No. G38-1619522, Oppenheimer & Co, Inc., One Federal Street, 22nd Floor, Boston, MA 02110 (the “Oppenheimer Account”) which holds all HPSC’s right, title and interest in the Class F Note in book entry form, and all proceeds of the HPSC interest in the Class F Note contained in such account, now existing or hereafter arising.

HPSC has taken all necessary actions to authorize this Note and the execution, delivery and performance of this Note, and this Note has been duly executed and delivered by HPSC.  This Note constitutes the legal, valid and binding obligation of HPSC enforceable against HPSC in accordance with its terms.  HPSC does not require the consent or approval of any third party to execute, deliver or perform the Note nor will HPSC thereby default under the terms of any other agreement to which it is a party.

The Collateral will be held by Oppenheimer & Co., Inc., subject to that certain Pledged Collateral Account Agreement, dated as of the date hereof, among HPSC, the Payee and Oppenheimer & Co., Inc. (the “Pledged Collateral Account Agreement”).

HPSC will execute and deliver any further instruments and documents and take such further actions as the Payee may reasonably request from time to time to preserve and perfect the Payee’s rights hereunder.

HPSC will not sell, transfer, grant a security interest to any other party in, or otherwise dispose of, in each case, any of its interest in the Collateral.

HPSC will notify the Payee at least 30 days in advance of any change in HPSC’s chief executive office, state of entity formation, name of entity, form of entity, or legal identity, as applicable.

This Note shall, at the option of the Payee, be immediately due and payable upon the (i) the Class F Note becoming due and payable or (ii) filing by HPSC of an assignment for the benefit of creditors, or pursuant to any bankruptcy or insolvency law, or the suffering by HPSC of an involuntary petition under any such law or for receivership to exist, which is not vacated within thirty (30) days (each, an “Event of Default”).

If an Event of Default shall have occurred then, or at any time thereafter while such Event of Default is continuing, the Payee (a) shall be entitled to the rights and remedies set forth in the Pledged Collateral Account Agreement; (b) may declare the principal balance hereof and all accrued interest due and payable, whereupon it shall become immediately due and payable without notice or demand; (c) shall be entitled to all of the rights and remedies of a secured creditor under the Uniform Commercial Code as it may be in effect from time to time in the Commonwealth of Massachusetts (the “UCC”) in addition to all other rights and remedies available to the Payee hereunder and by law; (d) shall have the right to take possession of the Collateral; and (e) may take any other action which it deems necessary or desirable to protect the Collateral or the security interest.  HPSC agrees that if notice of sale is required by law to be given, seven (7) days’ notice shall constitute reasonable notice.  HPSC shall have no liability for any deficiency if the net proceeds of any sale or disposition of Collateral are less than the total outstanding amounts due under this Note.  All rights of the Payee with respect to the HPSC Interest in the Class F Note upon an Event of Default shall be subject to the terms of the Indenture.

This Note shall be prepayable in whole but not in part at the option of HPSC, provided that upon prepayment HPSC shall pay all outstanding principal and interest plus an additional amount as follows:  if the Note is prepaid prior to the first anniversary hereof, HPSC shall pay an additional amount equal to 4% of the outstanding principal balance at the time of prepayment; if the Note is prepaid after the first anniversary but prior to the second anniversary hereof, HPSC shall pay an additional amount equal to 3% of the outstanding principal balance at the time of prepayment; if the Note is prepaid after the second anniversary but prior to the third anniversary hereof, HPSC shall pay an additional amount equal to 2% of the outstanding principal balance at the time of prepayment; if the Note is prepaid after the third anniversary but prior to the fourth anniversary hereof, HPSC shall pay an additional amount equal to 1% of the outstanding principal balance at the time of prepayment.  This Note shall be deemed to have been paid in full when all payments due and/or payable under the HPSC Interest in the Class F Note, and any additional payments as described above, have been deposited in the Oppenheimer Account and thereafter transmitted to the Payee.

HPSC hereby waives demand, presentment and protest and all notices hereto.  No modification or indulgence or waiver hereof shall be binding unless in writing and signed by the Payee and HPSC.

Except as otherwise specified herein, all notices hereunder shall be in writing, shall be sent to the addresses set forth below or at such other address as any party hereto may hereafter specify to the other in writing:

If to the Secured Party:	Dollie A. Cole
Briarpatch Ranch
Country Road 179,
West Mendoza
Lockhart, Texas 78644

If to the undersigned:	HPSC, Inc.
60 State Street
Boston, MA 02109
Fax: 617-723-4786
Attention: John W. Everets, Chairman and CEO

with copy to:	Day, Berry & Howard LLP
260 Franklin Street
Boston, MA 02110
Fax: 617-345-4745
Attention: Dennis W. Townley, Esq.

This Note shall be binding upon and inure to the benefit of HPSC, the Payee and their respective heirs, successors and assigns, except that HPSC may not assign or transfer its rights or obligations hereunder without the prior written consent of the Payee.

This Note shall be governed by the substantive laws of the Commonwealth of Massachusetts, without regard to conflicts of law rules.  Any dispute arising under this Note shall be decided in the jurisdiction of any state or Federal court located within Massachusetts.  ANY RIGHTS TO A TRIAL BY JURY ARE EXPRESSLY WAIVED.

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IN WITNESS WHEREOF, the undersigned has duly executed this Note under seal as of the day and year first above written.

HPSC, INC.

	By:	/s/ John W. Everets
Name: John W. Everets
Title: Chairman and CEO

Agreed:

/s/ Dollie A. Cole
Dollie A. Cole